UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 17, 2024

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35972	46-2488594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BHR	New York Stock Exchange
Preferred Stock, Series B	BHR-PB	New York Stock Exchange
Preferred Stock, Series D	BHR-PD	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information in subsection (b)(1) of Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS.

(a)    On December 17, 2024, Braemar Hotels & Resorts Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of September 20, 2024, the record date for the Annual Meeting, there were 83,280,711 shares of voting stock outstanding and entitled to vote, consisting of 66,522,206 shares of common stock, 15,161,018 shares of Series E Preferred Stock and 1,597,487 shares of Series M Preferred Stock. At the Annual Meeting, 67,614,310 shares, or approximately 81.2% of the eligible voting shares, were represented either in person or by proxy.

(b)     At the Annual Meeting, the stockholders voted on the following items:

1.    Proposal One – To elect nine nominees to the Board of Directors of the Company (the “Board”) to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The voting results for each nominee were as shown below:

Name	For	Against	Abstain	Broker Non-Votes
Monty J. Bennett	17,664,513	33,747,503	551,216	15,651,078
Stefani D. Carter	17,307,589	34,100,910	554,733	15,651,078
Candace Evans	26,933,967	24,470,918	558,347	15,651,078
Kenneth H. Fearn, Jr.	26,852,660	24,553,875	556,697	15,651,078
Rebeca Odino-Johnson	26,950,424	24,462,030	550,778	15,651,078
Matthew D. Rinaldi	20,540,188	30,868,061	554,983	15,651,078
Jay H. Shah	42,281,912	9,105,087	576,233	15,651,078
Richard J. Stockton	42,093,112	9,315,760	554,360	15,651,078
Abteen Vaziri	24,952,984	26,442,083	568,165	15,651,078

Mmes. Evans and Odino-Johnson and Messrs. Fearn, Shah and Stockton were elected at the Annual Meeting. The other director nominees named above did not receive a majority of votes cast in favor of his or her election and therefore were not elected. In accordance with the director resignation policy set forth in the Company’s Corporate Governance Guidelines, each unelected director tendered their resignation from the Board. On December 17, 2024, Mr. Vaziri resigned from the Board to focus on growing his business and on his family. On December 18, 2024, Mr. Kenneth H. Fearn, Jr. resigned from the Board to focus his energy on other endeavors. Also on December 18, 2024, after due consideration and with each unelected director recusing himself or herself, the Board rejected the resignations of Ms. Carter and Messrs. Bennett and Rinaldi. As a result, Ms. Carter and Messrs. Bennett and Rinaldi will continue serving on the Board along with Mmes. Evans and Odino-Johnson and Messrs. Shah and Stockton. Mr. Shah and Mr. Stockton abstained from voting on the rejection of the resignations of the unelected directors.

2.    Proposal Two – To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
36,114,103	13,294,951	2,554,178	15,651,078

3.    Proposal Three – To ratify the appointment of BDO USA, PC, a national public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2024. This proposal was approved by the votes indicated below:

For	Against	Abstain
59,478,496	7,551,392	584,422

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAEMAR HOTELS & RESORTS INC.

Dated: December 20, 2024	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary